Exhibit 10.2

SPECIAL PERSONAL EMPLOYMENT CONTRACT	MEDIS EL LTD.

ENTERED INTO ON THE 15TH DAY OF JULY 2002

BETWEEN	MEDIS EL LTD. – 14 SHIVZEI YEHUD
	(HEREINAFTER “COMPANY”)	AS ONE PARTY

AND

MR. YAAKOV WEISS IDENTITY CARD NO. 011178514, 6 IBN SHMUEL STREET, JERUSALEM 97230

Whereas the employee represents that he possesses the professional knowledge and expertise in the field of business development.

Whereas the Company desires to employ the employee in his field of expertise by a special personal contract.

Whereas the Employee desires to be employed by the Company by a personal contract.

Therefore it is stipulated and agreed among the Parties as follows:

1.                                      Preamble

The Preamble to this contract constitutes an integral part thereof.

2.                                      Term of Contract:

The contract commences on the date of 1.7.2002 and may be terminated upon prior notice as set forth in section 9 herein.

3.                                      Special Contract

3.1                                 This special personal contract is comprehensive and arranges the relationship between the Company and the Employee and exclusively determines all the terms of the employee’s employment by the Company.

3.2                                 The engagement among the Company and the employee established hereunder is for a determined period as set forth in the foregoing section 2 subject to the provisions of section 9 herein and shall not confer upon the employee the status of a permanent employee in the Company.

4.                                      Personal Loyalty

4.1                                 The employee undertakes to work during the contract period with devotion and loyalty and to use all his abilities, knowledge and experience for the benefit of the Company and to fulfill all tasks given to him by the Company.

4.2                                 The employee undertakes to heed the directives of his supervisors and fulfill all written and verbal directives and procedures of the Company, including those relating to work, safety and sanitary procedures, work hours, attendance, disciplinary directives and procedures.

These directives and procedures constitute an integral part hereof and shall bind the parties.

4.3                                 The employee undertakes to notify the Company, immediately without any delay, of any matter or issue in respect of which he has a personal interest and/or that may create a conflict of interest with his position at the Company.

5.                                      Work

5.1                                 The employee undertakes to perform every task assigned to him in the field of his expertise.

5.2                                 The Employee undertakes to work such hours as required by his position including additional hours as approved by the management of the Company.

5.3                                 The weekly hours are: 40 hours, Sunday – Thursday between 08:30 – 16:30 including a lunch break of one half-hour.

6.                                      Salary

6.1                                 The employee’s salary and other terms shall be as set forth in Schedule A’ appended hereto.

At the expiration of each year the terms of salary shall be discussed with the employee.

6.2                                 Cost of living increase shall be given as practiced in the market.

6.3                                 In the event that the rate of increase of the consumer price index exceeds 15% annually the employee shall be compensated for the difference between the increase of the index and the cost of living increase which he received. This calculation will be made at the end of every year.

7.                                      Confidentiality and Security

7.1                                 The employee undertakes to keep confidential and shall not transmit or bring to the attention of any person any knowledge that he acquires in respect of his work with the Company and which may harm the Company’s business. The employee represents and covenants that he is aware that non-compliance with his obligations under this section shall constitute a crime unless he received written permission to do so from the management of the Company.

7.2                                 The employee undertakes to comply with all security directives and procedures as are practiced by the Company.

7.3                                 Further to the foregoing, for the duration of the contract period, the employee undertakes not to reveal and/or transmit to any person and/or body outside the Company, information that he acquired during his employment and/or relating to the Company that is not in the public domain. The employee undertakes to protect all secrets relating to the Company and its business.

8.                                      Rights to Inventions and Patents

Any invention, idea or patent discovered by the employee during his employment with or for the Company shall be deemed the property of and shall belong to the Company and the Company may take such actions in respect thereof as it desires and may register the invention, patent or idea in its name.

9.                                      Termination of Contract

9.1                                 Notwithstanding the provisions of the foregoing section 2, each of the parties may at any time bring this contract to an end by delivery of 30 days prior written notice to the other party.

Termination of the contract, as set forth above, shall not be considered a breach of contract nor shall it serve as a cause for demanding compensation with the exception of an action brought for severance pay according to the Severance Pay Law 5723 – 1963 if warranted under the circumstances of the termination.

9.1.1                        The employee shall be entitled to severance pay for his work in “Medis El” if dismissed from his work or if he resigned pursuant to section 9.1 above, except for reasons enumerated in section 9.3 herein. This section shall enter into effect after the employee has been employed for at least one year at Medis El.

9.2                                 If the employee incurs a permanent disability or chronic illness as a result of which he cannot continue to function in his position, and his sick leave under the law and as practiced by the Company in respect of special contract employees, has expired, the Company may bring the contract to an end by such advance notice as stated in section 9.1.

9.3                                 In addition to the provisions of section 9.1, the Company may bring this contract to an end and may terminate the employee’s work immediately without prior notice under the following circumstances:

9.3.1                        The employee violated any of the provisions of this contract and/or an instruction and/or directive of the Company’s directives or procedures and did not rectify such wrongdoing within 15 days from receipt of written notice to so.

9.3.2                        The employee breached his fiduciary duty towards the Company.

9.3.3                        The employee was convicted of a criminal charge that carries with it disgrace, or a crime that tarnishes the reputation of the employee.

9.4                                 If the Company terminated the employee’s employment as a result of any of the instances listed in subsections 9.3.1, 9.3.2. 9.3.3 such dismissal shall not be deemed a breach of contract and shall not serve as a cause of action to recover severance pay if the circumstances of the termination are such that would justify dismissal without severance pay.

10.                               Waiver

If the Company waived a right to which it was entitled hereunder, such waiver shall not constitute a precedent for any identical situation, and shall not become the rule for any similar incident and the Company shall not be prevented from using the waived right at any other time.

11.                               Change, Revocation

Any change and/or revocation of any sections hereunder shall be made in writing only and signed by both parties.

12.                               Notices

The addresses of the parties to this contract are set forth in the Preamble. Any notice sent by registered mail to the other party according to such address shall be deemed as having been received by the addressee three days from the date of delivery of said notice to the Post Office and if hand delivered – upon delivery.

IN WITNESS WHEREOF THE PARTIES SET THEIR HAND,

EMPLOYEE	REPRESENTATIVE OF THE COMPANY

SCHEDULE

Yaakov Weiss

Name and surname

1.                                       Salary, Social benefits, other benefits.

A.                                   Salary

7,506 dollars to be paid in new shekels according to the representative rate of the dollar.

B.                                     Other payments.

Payments added to the salary –

Recreation allocation to be paid to the employee as follows:

Entitled to 15 recreation days annually.

C.                                     Additional terms.

Vacation days - 21 work days annually.

Continuing Education Fund – for Academics

Entitled to 24 sick days annually.

D.                                    Social Benefits

The employee is entitled to the social benefits enumerated in section 2 below.

2.                                       Managers Insurance

Allocations towards Managers Insurance, 5.5% to be paid by the employee and 6% by the Company and 8.33% towards severance pay, until the tax exempt limit.

3.                                       Allocations towards continuing education fund at 7.5% of the salary mentioned in section 1. 2.5% of the salary will be deducted from the employee and transferred to the fund. Until the tax exempt limit.

4.                                       Entitled to recreation pay, the amount of such pay to be revised annually per law.

5.                                       The Company shall provide the employee with a car containing a 2 liter engine and shall deduct the charges in respect thereto from his salary as allowed by law.